                  PRELIMINARY COPY OF SCHEDULE 14A INFORMATION


          Proxy Statement Pursuant to Section 14(a) of the Securities
                              Exchange Act of 1934

  Filed by the Registrant [ X ]
  Filed by a Party other than the Registrant [   ]

  Check the appropriate box:

  [ X ]  Preliminary Proxy Statement
  [   ]  Definitive Proxy Statement
  [   ]  Definitive Additional Materials
  [   ]  Soliciting Material pursuant to Rule 14a-11(c) or Rule 14a-12


                          PARTECH HOLDINGS CORPORATION
                (Name of Registrant as Specified In Its Charter)



                          PARTECH HOLDINGS CORPORATION
                   (Name of Person(s) Filing Proxy Statement)


  Payment of Filing Fee (Check the appropriate box):
  [ X ]  $125 per Exchange Act Rules 0-11(c)(1)(ii), 14a-6(i)(1), or
         14a-6(i)(2).
  [   ]  $500 per each party to the controversy pursuant to Exchange Act Rule
         14a-6(i)(3).
  [   ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and
         0-11.

         1)  Title of each class of securities to which transaction applies:


         2)  Aggregate number of securities to which transaction applies:


         3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11: _/


         4)  Proposed maximum aggregate value of transaction:


_/ Set forth the amount on which the filing fee is calculated and state how it was determined.


[     ]  Check box if any part of the fee is offset as provided by Exchange Act
Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

         1)  Amount Previously Paid:


         2)  Form, Schedule or Registration Statement No.:


         3)  Filing Party:


         4)  Date Filed:

                          PARTECH HOLDINGS CORPORATION


                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

                            TO BE HELD JULY 21, 1994





To our Stockholders:

    The directors and officers of Partech Holdings Corporation cordially invite you to attend a Special Meeting of Stockholders to be held at 3366 Riverside Drive, Suite 200, Columbus, Ohio, 43221, at 10:00 a.m., on Thursday, July 21, 1994, for the following purpose:



             1. To approve an amendment to the Company's Certificate of
                Incorporation to effect a one (1) for three (3) reverse stock split of the Company's Common Stock as of the effective date of the proposed amendment, pursuant to which each three (3) shares of the Company's $0.05 per share par value common stock will be converted onto one (1) share of the Company's $0.15 per share par value common stock.



    The Board of Directors has fixed the close of business on May 31, 1994 as the record date for the determination of stockholders entitled to receive notice of, and to vote at the Special Meeting or any adjournment thereof. Only stockholders of record at the close of business on May 31, 1994 are entitled to vote at the Special Meeting.

    IT IS IMPORTANT THAT YOUR SHARES BE REPRESENTED AT THE SPECIAL MEETING. WHETHER OR NOT YOU PLAN TO ATTEND THE SPECIAL MEETING, PLEASE COMPLETE THE ENCLOSED PROXY CARD, AND SIGN, DATE AND PROMPTLY RETURN IT IN THE ENCLOSED ENVELOPE SO YOUR SHARES WILL BE REPRESENTED. SENDING IN YOUR PROXY WILL NOT PREVENT YOU FROM VOTING IN PERSON AT THE SPECIAL MEETING.

    Your attention is directed to the attached Proxy Statement.


                                                    PARTECH HOLDINGS CORPORATION

                                                     /s/ JOHN E. RAYL

                                                     John E. Rayl
                                                     Chairman of the Board and
                                                     Chief Executive Officer

May 31, 1994

                          PARTECH HOLDINGS CORPORATION
                        3366 RIVERSIDE DRIVE, SUITE 200
                             COLUMBUS, OHIO  43221
                                 (614) 538-0660

                            ________________________


                                PROXY STATEMENT

                            ________________________



    This Proxy Statement is furnished in connection with the solicitation by the Board of Directors of Partech Holdings Corporation (the "Company") of proxies to be voted at the Special Meeting of Shareholders to be held on July 21, 1994. The Proxy Statement was mailed on or about June 10, 1994 to stockholders of record at the close of business on May 31, 1994 (the "Record Date"). Only stockholders of record on the Record Date will be entitled to vote at the Special Meeting.

    The cost of approximately $4,500 for solicitation of proxies will be borne by the Company. As of the date of this Proxy Statement, approximately $500 have been spent for the solicitation hereof. In addition to solicitation by mail, officers and employees of the Company, without additional compensation, may solicit proxies by telephone or in person.

    Since many stockholders cannot personally attend, it is necessary that a large number be represented by proxy. The holders of record of one-third of the outstanding shares of Common Stock must be present in person or represented by proxy at the Special Meeting in order to establish a quorum to hold the Special Meeting. The Company's By-Laws require an affirmative vote of the holders of a majority of the shares of Common Stock present in person or by proxy and entitled to vote for approval of the item listed on the proxy card, which is described hereinafter.

    An automated system administered by the Company's transfer agent will tabulate the votes. Abstentions and broker non-votes (which arise from proxies delivered by brokers and others, where the holder of record has not received authority to vote on one or more of the matters) are each included in the determination of the number of shares present at the Special Meeting in order to establish a quorum. For purposes of determining whether a proposal is passed, abstentions are counted in tabulations of votes cast on proposals presented to shareholders and have the effect of a vote against the proposal. For purposes of determining whether a proposal is passed, broker non-votes are not counted in tabulations of votes cast on proposals presented to shareholders and have no effect on the vote of the proposal.

    The Board of Directors requests that all stockholders complete the enclosed proxy card, and sign, date and return it as promptly as possible. Any stockholder giving a proxy will have the right to revoke it at any time prior to the time it is voted. A proxy may be revoked by written notice to the Company, execution of a subsequent proxy, or attendance at the Special Meeting and voting in person. Attendance at the Special Meeting will not automatically revoke the proxy. All shares represented by properly executed and unrevoked proxies received in the accompanying form in time for the Special Meeting will be voted at the Special Meeting or at any adjournment thereof. Confirmation of stock ownership will be made prior to admission to the Special Meeting.

                VOTING SECURITIES AND PRINCIPAL HOLDERS THEREOF

VOTING RIGHTS

    As of the Record Date there were 5,629,706 shares of Common Stock outstanding. Stockholders are entitled to one vote for each share held of record on each matter of business to be considered at the Special Meeting. No stockholder is entitled to cumulative voting at the Special Meeting or any adjournment thereof. A Stockholder's shares may be voted at the Special Meeting only if the stockholder is present in person or by valid proxy granted to another person attending the Special Meeting in the stockholder's stead.







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

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

    The following table sets forth, as of April 30, 1994, the number and percentage of outstanding shares of Common Stock beneficially owned by all persons known by the Company to be the owners of more than 5% of the outstanding shares of Common Stock and the shares owned by all directors and officers as a group.


                    NAME AND ADDRESS                   AMOUNT AND NATURE
                      OF BENEFICIAL                      OF BENEFICIAL                 PERCENT OF
                         OWNER                             OWNERSHIP                      CLASS

                  --------------------                ------------------                ---------
                  John E. Rayl
                  2706 Tremont Road
                  Columbus, Ohio  43221                1,216,798 shares  (a)               20.0%

                  Jerald K. Rayl
                  2808 Reeveston Road
                  Richmond, Indiana 47374                110,250 shares  (b)                1.9%

                  Thomas E. Reynolds
                  7907 Sarahurst Drive
                  Dublin, Ohio 43017                      90,714 shares  (c)                1.6%

                  Paul R. Weinberger
                  4292 Woodstream Drive
                  Gahanna, Ohio  43230                    90,794 shares  (c)                1.6%

                  All directors and officers
                     as a group (4 persons)            1,508,556 shares  (d)               23.9%
  --------------------

(a) Includes stock options to purchase 440,000 shares, which are exercisable within sixty (60) days.  Mr. Rayl has sole voting power and investment power as to all shares beneficially owned, except 91,987 shares for which he has sole voting power and shared investment power.

(b) Mr. Jerald K. Rayl holds a stock option to purchase 90,000 shares, which is exercisable within sixty (60) days.
    He has sole voting power and investment power for all shares beneficially owned.

(c) Mr. Reynolds and Mr. Weinberger each hold stock options to purchase 70,714 shares, which are exercisable within sixty (60) days.
    They each have sole voting power and investment power for all shares beneficially owned.

(d) This amount includes stock options to purchase 671,428 shares.


PROPOSAL TO APPROVE AMENDMENT TO THE COMPANY'S CERTIFICATE OF INCORPORATION FOR THE REVERSE STOCK SPLIT

    The Company's Board of Directors has determined that it is advisable to amend the Company's Certificate of Incorporation (the "Amendment"). By unanimous written consent by the Board on May 9, 1994, the Board has approved, subject to shareholder approval, a one (1) for three (3) reverse stock split (the "Reverse Split") of the outstanding shares of Common Stock as of the effective date of the Amendment. The Amendment will not change the number of shares authorized for issuance under the Company's Certificate of Incorporation.

    If the Amendment is adopted by the Company's stockholders, the Reverse Split will become effective on the date on which the Amendment is accepted for filing by the Secretary of State of the State of Delaware (the "Effective Date") and will begin trading on a basis reflecting the Reverse Split at the opening of trading on the immediately next succeeding business day following the Effective Date. Management expects the Effective Date to be on or about July 22, 1994. As a result of the Reverse Split, each three (3) shares owned by holders of record of the Company's Common Stock at the close of business on the Effective Date will be converted into one (1) share. No fractional shares of Common Stock will be issued in connection with the Reverse Split. All fractional shares will be dropped and no consideration therefor will be issued. After the Effective Date of the Reverse Split, delivery of such pre-reverse share certificates in settlement of trades will continue to constitute good delivery. New certificates reflecting the Reverse Split will, however, be issued by the transfer agent on all transfers effected after the Effective Date. In addition, if the Amendment is adopted, the Company intends to mail to its stockholders a letter of transmittal to permit stockholders to tender their old share certificates in exchange for new share certificates.

    As a result of the Reverse Split, the number of options granted under the Company's 1989 Stock Option and Stock Appreciation Rights Plan and 1989 Incentive Stock Option Plan, and the exercise price thereof, and certain other stock purchase agreements to which the Company is a party will also require corresponding adjustments in accordance with the terms thereof to reflect the effects of the Reverse Split. Also, the shares authorized for issuance under the Company's 1989 Stock Option and Stock Appreciation Rights Plan, 1989 Incentive Stock Option Plan, and 1993 Long-term Incentive Plan will require corresponding adjustments in accordance with the terms thereof to reflect the effects of the Reverse Split.

    Although it cannot be predicted what effect the Reverse Split will have on stockholders or what the potential impact will be on the trading market, the Board of Directors believes that by effecting the proposed Reverse Split the result will be to increase the Corporation's common stock market value, and thereby increase the marketability and investment potential of the Corporation's common stock by causing the market price of the common stock to be in a range more attractive to investors, assist in increasing the stockholder base of the Corporation, and enhance the Corporation's ability to obtain future financing. However, there is no assurance whatsoever that any or all of these events will occur.

THE BOARD OF DIRECTORS RECOMMEND THAT SHAREHOLDERS VOTE IN FAVOR OF THIS RESOLUTION.


                                                    PARTECH HOLDINGS CORPORATION

                                                    /s/ JOHN E. RAYL

                                                    John E. Rayl
                                                    Chairman of the Board and
                                                    Chief Executive Officer

May 31, 1994









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


                                 EXHIBIT INDEX



Exhibit 3.5 Proposed Amendment to Partech Holdings Corporation Certificate of Incorporation, filed herewith as Exhibit 3.5.

Exhibit 10.60 Amendment to Employment Agreement between Partech Holdings Corporations and John E. Rayl, dated July 15, 1993, filed herewith as Exhibit 10.60.

Exhibit 20.2 Form of Proxy for Special Meeting to be held July 21, 1994, filed herewith as Exhibit 20.2.

Exhibit 99 Board of Directors resolutions for reverse stock split, dated May 9, 1994, filed herewith as Exhibit 99.










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